THIRD AMENDMENT TO THE LICENSE AGREEMENT

         This Third Amendment to the License Agreement (The "Third Amendment") is made and entered into as of September 17, 2002 (the "Third Amendment Effective Date"), by and between Celsion Corporation (formerly known as Cheung Laboratories, Inc.), a Maryland corporation, having a principal place of business at 10220-I Old Columbia Road, Columbia, MD 21046 ("Celsion") and MMTC, Inc. a Delaware corporation, having a principal place of business at 12 Roszel Road, Suite A-203, Princeton, New Jersey 08450 ("MMTC").

         WHEREAS, Celsion and MMTC have previously entered into that certain License Agreement dated August 23, 1996 as extended on April 11, 1997 (the "Original Agreement") pursuant to which Celsion licenses contain intellectual property from MMTC.

         WHEREAS, the parties amended the Original Agreement by amendment dated November 25, 1997 ("First Amendment") and dated March 13, 1999 ("Second Amendment," the First Amendment, Second Amendment, Third Amendment and Original Agreement, collectively, the "Agreement") and

         WHEREAS, the parties desire to amend the provisions of the Agreement upon the terms and conditions set forth herein.

         NOW,  THEREFORE,  in  consideration of foregoing and for other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties hereby agree as follows:

1. Definitions. All capitalized terms used herein shall have the meanings as assigned to such terms in the Agreement unless otherwise defined herein.

2. Additional Patent. The "Licensed Patents" listed on Appendix 1 shall include U.S. Patent No. 5,99219 dated November 30, 1999 and filed on August 20, 1998 (Fred Sterzer and Daniel Mawhinney - Method Employing a Tissue-Heating Balloon Catheter to Produce a "Biological Stent" in an Orifice or Vessel of a Patient's
Body) and any patents issuing in any and all countries of the world corresponding to U.s. Patent No. 5,992,419, as well as any continuations, divisions, re-examinations and reissues thereof. Disclosed in U.s. Patent No. 5,992,419 are three embodiments of a method for determining the formation of a "Biological Stent" for permanently maintaining the widened bore portions of the urethra of a male patient undergoing treatment for a disease of the prostate.


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3. Entire Agreement. This Third Agreement, together with the Original Agreement,
First Amendment and Second Amendment, constitute the entire understanding and agreement of the parties with respect to the transactions contemplated herein and supersedes all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such transactions.

4. Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of New York, without regard to its conflict of laws provisions.


         IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the Third Amendment Effective Date.

CELSION CORPORATION                           MMTC, INC.

By:   /s/ Daniel Reale                        By:  /s/ Fred Sterzer
      ----------------------------                 --------------------
Name:     Daniel Reale                        Name:    Fred Sterzer

Its:      Executive Vice President            Its:     President





















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